EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended September 30, 2019 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in GNL, as well as the success that GNL may have in executing its business plan, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause GNL’s actual results to differ materially from those contemplated by such forward-looking statements, including those risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 28, 2019 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management,

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt (adjustment included in Core FFO) and unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Key Metrics
As of and for the three months ended September 30, 2019
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$77,942
Net income attributable to common stockholders	$6,860
Basic and diluted net income per share attributable to common stockholders [1]	$0.08
Cash NOI [2]	$68,572
Adjusted EBITDA [2]	$58,267
AFFO attributable to common stockholders [2]	$40,235
Dividends per share - second quarter [3]	$0.53
Dividend yield - annualized, based on quarter end share price	10.9%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $19.50 for common shares and $25.60 for preferred shares	$1,915,509
Net debt [4] [5]	1,570,343
Enterprise value	3,485,852

Total capitalization	3,791,814

Total consolidated debt [5]	1,876,305
Total assets	3,608,599
Liquidity [6]	407,149

Common shares outstanding as of September 30, 2019 (thousands)	89,458
Share price, end of quarter	$19.50

Net debt to enterprise value	45.0%
Net debt to adjusted EBITDA (annualized)	6.7	x

Weighted-average interest rate cost [7]	3.0%
Weighted-average debt maturity (years) [8]	5.7
Interest Coverage Ratio [9]	4.1	x

Real Estate Portfolio
Number of properties	264
Number of tenants	120

Square footage (millions)	28.9
Leased	99.6%
Weighted-average remaining lease term (years) [10]	8.0
Footnotes:
[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share rate based off the annualized dividend rate of $2.13.
[4]  Includes the effect of cash and cash equivalents.
[5]  Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net.
[6]  Liquidity includes $101.2 million of availability under the credit facility and cash and cash equivalents.
[7]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[8]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[9] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended September 30, 2019.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[10] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019

Consolidated Balance Sheets
Amounts in thousands

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$388,269	$398,911
Buildings, fixtures and improvements	2,463,275	2,345,202
Construction in progress	8,185	1,235
Acquired intangible lease assets	641,307	675,551
Total real estate investments, at cost	3,501,036	3,420,899
Less accumulated depreciation and amortization	(499,507)	(437,974)
Total real estate investments, net	3,001,529	2,982,925
Assets held for sale	107,868	112,902
Cash and cash equivalents	305,962	100,324
Restricted cash	3,950	3,369
Derivative assets, at fair value	7,473	8,730
Unbilled straight-line rent	51,195	47,183
Operating lease right-of-use asset	49,274	—
Prepaid expenses and other assets	41,827	22,245
Due from related parties	20	16
Deferred tax assets	3,254	3,293
Goodwill and other intangible assets, net	21,595	22,180
Deferred financing costs, net	14,652	6,311
Total Assets	$3,608,599	$3,309,478

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,366,818	$1,129,807
Revolving credit facility	101,405	363,894
Term loan, net	389,885	278,727
Acquired intangible lease liabilities, net	31,559	35,757
Derivative liabilities, at fair value	10,638	3,886
Due to related parties	299	790
Accounts payable and accrued expenses	20,741	31,529
Operating lease liability	23,547	—
Prepaid rent	20,338	16,223
Deferred tax liability	14,603	15,227
Taxes payable	3	2,228
Dividends payable	3,416	2,664
Total Liabilities	1,983,252	1,880,732
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred shares	67	54
Common stock	2,225	2,091
Additional paid-in capital	2,322,419	2,031,981
Accumulated other comprehensive (loss) income	(14,618)	6,810
Accumulated deficit	(694,714)	(615,448)
Total Stockholders’ Equity	1,615,379	1,425,488
Non-controlling interest	9,968	3,258
Total Equity	1,625,347	1,428,746
Total Liabilities and Equity	$3,608,599	$3,309,478

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Revenue from tenants	$77,942	$76,119	$75,468	$71,226

Expenses:
Property operating	8,205	7,049	7,359	7,750
Fire (recovery) loss	—	—	—	(1)
Operating fees to related parties	8,220	8,162	8,043	7,309
Impairment charges and related lease intangible write-offs	6,375	—	—	5,000
Acquisition, transaction and other costs	192	847	262	8,607
General and administrative	3,250	2,318	3,206	2,617
Equity-based compensation	2,501	2,429	2,109	1,451
Depreciation and amortization	31,620	31,084	31,303	30,078
Total expenses	60,363	51,889	52,282	62,811
Operating income before loss on dispositions of real estate investments	17,579	24,230	23,186	8,415
Gain (loss) on dispositions of real estate investments	6,977	6,923	892	—
Operating income	24,556	31,153	24,078	8,415
Other income (expense):
Interest expense	(16,154)	(15,689)	(15,162)	(15,479)
Loss on extinguishment of debt	(563)	(765)	—	—
Gain on derivative instruments	3,044	1,390	240	2,950
Unrealized gain (loss) on undesignated foreign currency advances and other hedge ineffectiveness	—	—	76	(452)
Other income (expense)	(2)	19	4	(90)
Total other expense, net	(13,675)	(15,045)	(14,842)	(13,071)
Net income (loss) before income taxes	10,881	16,108	9,236	(4,656)
Income tax (expense) benefit	(940)	(780)	(960)	366
Net income (loss)	9,941	15,328	8,276	(4,290)
Preferred stock dividends	(3,081)	(2,707)	(2,485)	(2,454)
Net income (loss) attributable to common stockholders	$6,860	$12,621	$5,791	$(6,744)

Basic and Diluted Earnings Per Share:
Basic and diluted net income (loss) per share attributable to common stockholders	$0.08	$0.15	$0.07	$(0.09)
Weighted average shares outstanding:
Basic	85,255	83,847	81,475	73,554
Diluted	86,203	85,166	82,798	74,001

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
EBITDA:
Net income (loss)	$9,941	$15,328	$8,276	$(4,290)
Depreciation and amortization	31,620	31,084	31,303	30,078
Interest expense	16,154	15,689	15,162	15,479
Income tax expense (benefit)	940	780	960	(366)
EBITDA	58,655	62,881	55,701	40,901
Impairment charges and related lease intangible write-offs	6,375	—	—	5,000
Equity-based compensation	2,501	2,429	2,109	1,451
Non-cash portion of incentive fee	—	—	—	(180)
Acquisition, transaction and other costs	192	847	262	8,607
Gain on dispositions of real estate investments	(6,977)	(6,923)	(892)	—
Fire (recovery) loss	—	—	—	(1)
Gain on derivative instruments	(3,044)	(1,390)	(240)	(2,950)
Unrealized (income) loss on undesignated foreign currency advances and other hedge ineffectiveness	—	—	(76)	452
Loss on extinguishment of debt	563	765	—	—
Other loss (income)	2	(19)	(4)	90
Adjusted EBITDA	58,267	58,590	56,860	53,370
Operating fees to related parties	8,220	8,162	8,043	7,309
General and administrative	3,250	2,318	3,206	2,617
NOI	69,737	69,070	68,109	63,296
Amortization of above- and below- market leases and ground lease assets and liabilities, net	341	344	337	590
Straight-line rent	(1,506)	(1,931)	(1,626)	(1,482)
Cash NOI	$68,572	$67,483	$66,820	$62,404

Cash Paid for Interest:
Interest Expense	$16,154	$15,689	$15,162	$15,479
Non-cash portion of interest expense	(1,906)	(1,177)	(1,742)	(1,454)
Amortization of mortgage (discount) premium, net	(30)	(100)	(102)	(118)
Total cash paid for interest	$14,218	$14,412	$13,318	$13,907

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Funds from operations (FFO):
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$6,860	$12,621	$5,791	$(6,744)
Impairment charges and related lease intangible write-offs	6,375	—	—	5,000
Depreciation and amortization	31,620	31,084	31,303	30,078
Gain on dispositions of real estate investments	(6,977)	(6,923)	(892)	—
FFO (as defined by NAREIT) attributable to common stockholders	37,878	36,782	36,202	28,334
Acquisition, transaction and other costs [1]	192	847	262	8,607
Loss on extinguishment of debt [2]	563	765	—	—
Fire recovery [3]	—	—	—	(1)
Core FFO attributable to common stockholders	38,633	38,394	36,464	36,940
Non-cash equity-based compensation	2,501	2,429	2,109	1,451
Non-cash portion of incentive fee	—	—	—	(180)
Non-cash portion of interest expense	1,906	1,177	1,742	1,454
Amortization of above and below-market leases and ground lease assets and liabilities, net	341	344	337	590
Straight-line rent	(1,506)	(1,931)	(1,626)	(1,482)
Unrealized (income) loss on undesignated foreign currency advances and other hedge ineffectiveness	—	—	(76)	452
Eliminate unrealized (gains) losses on foreign currency transactions [4]	(1,670)	(455)	452	(2,206)
Amortization of mortgage discounts and premiums, net	30	100	102	118
Adjusted funds from operations (AFFO) attributable to common stockholders	$40,235	$40,058	$39,504	$37,137

Weighted average common shares outstanding - Basic	85,255	83,847	81,475	73,554
Weighted average common shares outstanding - Diluted	86,203	85,166	82,798	74,001
Net income (loss) per share attributable to common shareholders	$0.08	$0.15	$0.07	$(0.09)
FFO per diluted common share	$0.44	$0.43	$0.44	$0.38
Core FFO per diluted common share	$0.45	$0.45	$0.44	$0.50
AFFO per diluted common share	$0.47	$0.47	$0.48	$0.50
Dividends declared [5]	$45,028	$14,940	$43,297	$39,119
Footnotes:
[1] Primarily includes litigation costs resulting from the termination of the Former Service Provider and fees associated with the exploration of a potential equity offering.
[2] For the three months ended September 30, 2019 and June 30, 2019, primarily includes non-cash write-off of deferred financing costs.
[3] Recovery arising from clean-up costs related to a fire sustained at one of our office properties.
[4] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2019, gains on derivative instruments were $3.0 million which consisted of unrealized gains of $1.7 million and realized gains of $1.3 million. For the three months ended June 30, 2019, gains on derivative instruments were $1.4 million which consisted of unrealized gains of $0.5 million and realized gains of $0.9 million. For the three months ended March 31, 2019, gains on derivative instruments were $0.2 million which consisted of unrealized losses of $0.5 million and realized gains of $0.7 million. For the three months ended December 31, 2018, gains on derivative instruments were $3.0 million, which were comprised of unrealized gains of $2.2 million and realized gains of $0.8 million.
[5] Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series
A Preferred Stock.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Debt Overview
As of September 30, 2019

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [1]	Total Outstanding Balance [2] (In thousands)	Percent
Non-Recourse Debt
2019 (remainder)	6	0.2	1.7%	$122,816
2020	2	1.1	1.6%	15,830
2021	2	1.7	1.3%	11,463
2022	—	—	—%	—
2023	47	3.9	3.0%	330,734
2024	8	4.6	1.5%	211,789
Thereafter	56	9.2	4.3%	689,749
Total Non-Recourse Debt	121	6.2	3.3%	1,382,381	74%

Recourse Debt
Revolving Credit Facility		2.6	3.3%	101,405
Term Loan		4.8	1.9%	392,519
Total Recourse Debt		4.4	2.2%	493,924	26%

Total Debt		5.7	3.0%	$1,876,305	100%

Total Debt by Currency				Percent
USD				40%
EUR				43%
GBP				17%
Total				100%

Footnotes:

[1] As of September 30, 2019, the Company’s total combined debt was 93.0% fixed rate or swapped to a fixed rate and 7.0% floating rate.

[2] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of September 30, 2019 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Future Minimum Lease Rents
As of September 30, 2019
Amounts in thousands

Future Minimum Base Rent Payments [1]
2019 (remainder)	$71,010
2020	285,409
2021	286,619
2022	277,834
2023	255,818
2024	213,361
Thereafter	788,523
Total	$2,178,574
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.23 for GBP and €1.00 to $1.09 for EUR as of September 30, 2019 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Top Ten Tenants
As of September 30, 2019
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Distribution	Freight	$13,495	5%
Government Services Administration (GSA)	Office	Government	12,041	4%
Foster Wheeler	Office	Engineering	10,448	4%
RWE AG	Office	Utilities	10,404	4%
ING Bank	Office	Financial Services	8,881	3%
Finnair	Industrial	Aerospace	8,673	3%
Penske	Distribution	Logistics	8,500	3%
Contractors Steel	Industrial	Metal Processing	7,936	3%
Trinity Health	Office	Healthcare	6,584	2%
Harper Collins	Distribution	Publishing	6,312	2%
Subtotal			93,274	33%

Remaining portfolio			196,603	67%

Total Portfolio			$289,877	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.23 for GBP and €1.00 to $1.09 for EUR as of September 30, 2019 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Diversification by Property Type
As of September 30, 2019
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$149,313	52%	8,749	30%	$30,770	33%	1,814	19%
Industrial	78,981	27%	12,118	42%	47,437	52%	6,590	67%
Distribution	46,342	16%	6,747	23%	8,669	9%	1,039	11%
Retail	15,241	5%	1,325	5%	5,063	6%	265	3%
Total	$289,877	100%	28,939	100%	$91,939	100%	9,708	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.23 for GBP and €1.00 to $1.09 for EUR as of September 30, 2019 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Diversification by Tenant Industry
As of September 30, 2019
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$32,886	11%	2,316	8%	$3,025	3%	190	2%
Technology	19,851	7%	1,038	4%	1,820	2%	132	1%
Healthcare	18,997	7%	846	3%	7,372	8%	423	4%
Aerospace	16,441	6%	1,416	5%	4,606	5%	293	3%
Freight	14,433	5%	1,446	5%	6,505	7%	725	8%
Government	14,344	5%	536	2%	11,645	13%	424	4%
Metal Processing	14,283	5%	2,472	9%	10,858	12%	1,852	19%
Logistics	14,024	5%	2,269	8%	1,132	1%	170	2%
Telecommunications	13,239	5%	865	3%	—	—%	—	—%
Auto Manufacturing	12,856	4%	2,400	8%	7,487	8%	1,102	11%
Energy	12,621	4%	1,169	4%	8,761	10%	801	8%
Utilities	11,977	4%	673	2%	—	—%	—	—%
Pharmaceuticals	10,808	4%	476	2%	1,020	1%	86	1%
Engineering	10,448	4%	366	1%	—	—%	—	—%
Discount Retail	7,474	3%	1,001	3%	1,851	2%	200	2%
Retail Food Distribution	7,088	2%	1,128	4%	825	1%	170	2%
Metal Fabrication	7,040	2%	1,013	3%	2,338	3%	301	3%
Publishing	6,312	2%	873	3%	—	—%	—	—%
Specialty Retail	5,057	2%	486	2%	2,240	2%	206	2%
Food Manufacturing	3,979	1%	598	2%	3,979	4%	598	6%
Automotive Parts Supplier	3,793	1%	469	2%	1,631	2%	149	2%
Consumer Goods	3,642	1%	940	3%	1,049	1%	96	1%
Restaurant - Quick Service	3,384	1%	74	—%	3,212	3%	65	1%
Other [2]	24,900	9%	4,069	14%	10,583	12%	1,725	18%
Total	$289,877	100%	28,939	100%	$91,939	100%	9,708	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.23 for GBP and €1.00 to $1.09 for EUR as of September 30, 2019 for illustrative purposes, as applicable.

[2] Other includes 25 industry types as of September 30, 2019.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Diversification by Geography
As of September 30, 2019
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$167,757	57.9%	18,381	63.7%	$83,462	90.8%	9,246	95.2%
Michigan	40,129	13.9%	4,605	15.9%	22,093	24.1%	2,467	25.2%
Texas	23,174	8.0%	1,871	6.5%	10,115	11.0%	915	9.4%
California	13,587	4.7%	627	2.2%	3,109	3.4%	238	2.5%
New Jersey	8,326	2.9%	349	1.2%	—	—%	—	—%
Ohio	8,004	2.8%	1,545	5.3%	3,884	4.2%	504	5.2%
Indiana	6,828	2.4%	1,490	5.2%	3,592	3.9%	634	6.5%
Tennessee	6,459	2.2%	725	2.5%	4,726	5.1%	262	2.7%
Alabama	5,637	1.9%	257	0.9%	320	0.3%	58	0.6%
Illinois	5,109	1.8%	950	3.3%	4,533	4.9%	874	9.0%
South Carolina	4,912	1.7%	801	2.8%	4,912	5.3%	801	8.3%
Kentucky	4,287	1.5%	523	1.8%	3,379	3.7%	446	4.6%
Pennsylvania	3,995	1.4%	447	1.5%	1,686	1.8%	110	1.1%
New York	3,959	1.4%	677	2.3%	450	0.5%	63	0.6%
Missouri	3,197	1.1%	292	1.0%	1,227	1.3%	202	2.1%
Colorado	2,703	0.9%	87	0.3%	2,703	2.9%	87	0.9%
Massachusetts	2,453	0.9%	192	0.7%	2,453	2.7%	192	2.0%
Florida	2,435	0.8%	163	0.6%	2,435	2.6%	163	1.7%
Minnesota	2,143	0.7%	150	0.5%	691	0.8%	103	1.1%
Kansas	2,093	0.7%	292	1.0%	1,896	2.1%	277	2.9%
Maine	1,889	0.7%	50	0.2%	1,889	2.1%	50	0.5%
North Carolina	1,863	0.6%	182	0.6%	1,118	1.2%	153	1.6%
Georgia	1,557	0.5%	492	1.7%	—	—%	—	—%
Mississippi	1,297	0.5%	300	1.0%	—	—%	—	—%
South Dakota	1,289	0.4%	54	0.2%	1,289	1.4%	54	0.6%
Vermont	1,166	0.4%	213	0.7%	—	—%	—	—%
Nebraska	1,150	0.4%	101	0.4%	278	0.3%	27	0.3%
West Virginia	980	0.3%	104	0.4%	—	—%	—	—%
Louisiana	923	0.3%	103	0.4%	247	0.3%	27	0.3%
North Dakota	884	0.3%	47	0.2%	884	1.0%	47	0.5%
Iowa	848	0.3%	225	0.8%	848	0.9%	225	2.3%
Maryland	785	0.3%	120	0.4%	785	0.9%	120	1.2%
Oklahoma	699	0.2%	79	0.3%	699	0.8%	79	0.8%
New Mexico	556	0.2%	46	0.2%	556	0.6%	46	0.5%
Wyoming	498	0.2%	37	0.1%	—	—%	—	—%
Montana	441	0.2%	58	0.2%	—	—%	—	—%
Idaho	441	0.2%	22	0.1%	—	—%	—	—%
New Hampshire	399	0.1%	83	0.3%	—	—%	—	—%
Delaware	362	0.1%	10	—%	362	0.4%	10	0.1%
Utah	303	0.1%	12	—%	303	0.3%	12	0.1%
United Kingdom	50,850	17.5%	4,031	13.9%	—	—%	—	—%
Germany	19,789	6.8%	2,178	7.5%	—	—%	—	—%
The Netherlands	16,376	5.7%	1,039	3.6%	5,265	5.7%	397	4.1%
Finland	14,296	4.9%	1,457	5.0%	—	—%	—	—%
France	12,294	4.2%	1,632	5.6%	—	—%	—	—%
Luxembourg	5,303	1.8%	156	0.5%	—	—%	—	—%
Puerto Rico	3,212	1.1%	65	0.2%	3,212	3.5%	65	0.7%
Total	$289,877	100%	28,939	100%	$91,939	100%	9,708	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.23 for GBP and €1.00 to $1.09 for EUR as of September 30, 2019 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Lease Expirations
As of September 30, 2019

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2019 (Remaining)	—	$—	—%	—	—%
2020	1	1,055	0.4%	100	0.3%
2021	2	4,944	1.7%	323	1.1%
2022	16	23,706	8.2%	1,553	5.4%
2023	31	28,406	9.8%	2,510	8.7%
2024	46	65,868	22.7%	5,976	20.7%
2025	38	36,537	12.6%	3,237	11.2%
2026	16	20,762	7.2%	2,042	7.1%
2027	16	7,044	2.4%	745	2.6%
2028	41	29,577	10.2%	4,171	14.5%
2029	16	19,729	6.8%	2,484	8.6%
2030	14	14,697	5.1%	982	3.4%
2031	1	320	0.1%	58	0.2%
2032	8	7,593	2.6%	809	2.8%
2033	3	11,685	4.0%	1,029	3.6%
2034	1	923	0.3%	228	0.8%
Thereafter (>2034)	13	17,031	5.9%	2,565	9.0%
Total	263	$289,877	100%	28,813	100%

[1] Annualized rental income converted from local currency into USD as of September 30, 2019 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.